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                                                                   Exhibit 99.09


                               OCCUSYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST __, 1997.

     The undersigned appoints JOHN K. CARLYLE and RICHARD A. PARR II as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse side, all shares of common stock of OccuSystems, Inc. held of record by the undersigned on June 26, 1997, at the Special Meeting of Stockholders to be held on August __, 1997 at 10:00 a.m., Dallas, Texas time, at the Holiday Inn, 4441 Highway 114 and Esters Boulevard, Irving, Texas 75063, and at any adjournment(s) thereof. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement in connection therewith, each dated June __, 1997, is acknowledged. The undersigned hereby revokes any proxies previously given.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE OCCUSYSTEMS PROPOSAL, THE CONCENTRA INCENTIVE PLAN AND THE CONCENTRA EMPLOYEE STOCK PURCHASE PLAN AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   EACH OF THE PROPOSALS ON THE REVERSE SIDE.
                                                                    SEE REVERSE
                                                                       SIDE
              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)


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    PLEASE MARK
/X/ YOUR VOTES AS IN
    THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

      The Board of Directors of OCCUSYSTEMS, INC. recommends a vote FOR:

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
                                      FOR  AGAINST  ABSTAIN                                      FOR  AGAINST  ABSTAIN
1. Approval and adoption of the       / /    / /      / /       3. Approval and adoption         / /    / /      / /
   Reorganization Agreement and the                                of the Concentra
   merger of OccuSystems with and                                  Managed Care, Inc.
   into Concentra.                                                 1997 Employee Stock
                                                                   Purchase Plan.

                                      FOR  AGAINST  ABSTAIN
2. Approval and adoption of the       / /    / /      / /       4. In their discretion, the Proxies are authorized to vote
   Concentra Managed Care, Inc.                                    with respect to any other matter which may properly
   1997 Long-Term Incentive Plan.                                  come before the meeting or any adjournment(s)
                                                                   thereof.

                                                                   _______________________________________________________
                                                                   Signature                                      Date

                                                                   _______________________________________________________
                                                                   Signature (if jointly owned)                   Date

                                                                   WHEN SIGNING ON BEHALF OF A CORPORATION, PARTNERSHIP,
                                                                   ESTATE, TRUST, OR IN ANY OTHER REPRESENTATIVE CAPACITY,
                                                                   PLEASE SIGN NAME AND TITLE. FOR JOINT ACCOUNTS EACH
                                                                   JOINT OWNER MUST SIGN.
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